Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The preliminary unaudited pro forma condensed consolidated financial information for the periods indicated gives effect to the acquisition by NCL Corporation Ltd. (“NCLC”), a subsidiary of Norwegian Cruise Line Holdings Ltd. (“NCLH”) on November 19, 2014, of Prestige Cruises International, Inc. (“Prestige”) as well as the related issuance of New Norwegian Debt and Share Issuance (the “Financing Transactions”), as defined below (collectively, the “Transactions”).

Concurrently with the acquisition, NCLC refinanced a significant portion of Prestige’s historical debt and borrowed an incremental $700.0 million under an amended existing facility, $350.0 million senior secured term loan facility under an incremental assumption agreement with existing or other lenders pursuant to the terms of the amended existing facility, and $680.0 million aggregate principal amount of 5.25% senior notes due 2019 (collectively, “New Norwegian Debt”). Additionally, NCLH issued 20,296,880 of ordinary shares (“Norwegian Ordinary Shares”) (in the “Share Issuance”).

The preliminary unaudited pro forma condensed consolidated balance sheet as of September 30, 2014 gives effect to the consummation of the Transactions as if they had occurred on that date. The preliminary unaudited pro forma condensed consolidated statements of operations give effect to the consummation of the Transactions as if they had occurred on January 1, 2013.

The pro forma information is preliminary, is being furnished solely for informational purposes and is not necessarily indicative of the combined financial position or results of operations that might have been achieved for the periods or dates indicated, nor is it necessarily indicative of the future results of the combined company. It does not reflect cost savings expected to be realized from the elimination of certain expenses and from synergies expected to be created or the costs to achieve such cost savings or synergies. No assurance can be given that cost savings or synergies will be realized. The pro forma adjustments contained in the preliminary unaudited pro forma condensed consolidated financial information are based on the latest available information and certain adjustments that management believes are reasonable. These preliminary unaudited pro forma adjustments include a preliminary allocation of the purchase price of Prestige to certain assets and liabilities based on fair value; however, the final allocation of the purchase price to acquired assets and liabilities will be based on a formal valuation analysis to be completed following the consummation of the Transactions. The actual results reported by the combined company in periods following the Transactions may differ materially from that reflected in this preliminary unaudited pro forma condensed consolidated financial information.

The preliminary unaudited pro forma condensed consolidated financial information presented is based on the assumptions and adjustments described in the accompanying notes. The preliminary unaudited pro forma condensed consolidated financial information gives effect to events that are (1) directly attributable to the Transactions, (2) factually supportable and (3) with respect to the statements of operations, expected to have a continuing impact on the combined company. The preliminary unaudited pro forma condensed consolidated financial information is presented for illustrative purposes and does not purport to represent what the financial position or results of operations would actually have been if the Transactions had occurred as of the dates indicated or what the financial position or results of operations would be for any future periods. The preliminary unaudited pro forma condensed consolidated financial information is based upon the respective historical audited and unaudited consolidated financial statements of NCLH and Prestige, and should be read in conjunction with (1) the accompanying notes to the preliminary unaudited pro forma condensed consolidated financial information, (2) the historical audited and unaudited consolidated financial statements and related notes included in NCLH’s Annual Report on Form 10-K for the year ended December 31, 2013 as updated by NCLH’s Quarterly Reports on Form 10-Q, (3) the historical audited and unaudited consolidated financial statements and related notes of Prestige, which are attached hereto as Exhibit 99.1 and (4) management’s discussion and analysis of financial conditions and results of operations included in NCLH’s Annual Report on Form 10-K for the year ended December 31, 2013 as updated by NCLH’s Quarterly Reports on Form 10-Q.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF SEPTEMBER 30, 2014

(in thousands)

	NCLH (As Reported)	Prestige(a)	Pro Forma Adjustments		Pro Forma
Assets
Current assets:
Cash and cash equivalents	$55,869	$274,850	$(232,783	)(b)	$97,936
Accounts receivable, net	25,936	6,708	—		32,644
Inventories	51,263	12,173	—		63,436
Prepaid expenses and other assets	57,568	58,452	9,690	(c)	125,710
Total current assets	190,636	352,183	(223,093)		319,726
Property and equipment, net	6,319,933	2,053,281	168,418	(d)	8,541,632
Goodwill and tradenames	611,330	485,503	1,071,332	(e)	2,168,165
Other long-term assets	252,150	63,389	151,359	(c)	466,898
Total assets	$7,374,049	$2,954,356	$1,168,016		$11,496,421
Liabilities and Shareholders’ Equity
Current liabilities:
Current portion of long-term debt	$381,565	$92,149	$55,903	(f)	$529,617
Accounts payable	99,884	11,691	—		111,575
Accrued expenses and other liabilities	280,590	107,203	22,610	(g)	410,403
Due to Affiliate	36,928	—	—		36,928
Advance ticket sales	504,057	470,469	(48,079	)(h)	926,447
Total current liabilities	1,303,024	681,512	30,434		2,014,970
Long-term debt	3,082,346	1,437,579	984,323	(f)	5,504,248
Due to Affiliate	36,978	752,742	(752,742	)(i)	36,978
Other long-term liabilities	67,717	28,738	183,872	(j)	280,327
Total liabilities	4,490,065	2,900,571	445,887		7,836,523
Commitments and contingencies
Shareholders’ equity:
Ordinary shares	206	136	(116	)(k)	226
Additional paid-in capital	2,826,395	309,212	533,276	(k)	3,668,883
Accumulated other comprehensive income (loss)	(58,479)	(61,575)	61,575	(k)	(58,479)
Retained earnings (deficit)	166,490	(193,933)	122,046	(k)	94,603
Treasury shares	(82,000)	(55)	55	(k)	(82,000)
Total shareholders’ equity controlling interest	2,852,612	53,785	716,836		3,623,233
Non-controlling interest	31,372	—	5,293	(k)	36,665
Total shareholders’ equity	2,883,984	53,785	722,129		3,659,898
Total liabilities and shareholders’ equity	$7,374,049	$2,954,356	$1,168,016		$11,496,421

See accompanying notes to unaudited pro forma condensed consolidated balance sheet.

Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet

(a)	Certain reclassifications have been made to the historical financial statements of Prestige to conform to NCLH’s presentation.

The following material reclassifications have been made to the Prestige historical financial statements (in thousands):

Reclassifications to Prestige Historical Financial Statements	As of September 30, 2014
Reclassify in-transit credit card remittances from accounts receivable, net to cash and cash equivalents	$10,057
Reclassify advertising paper from inventories to prepaid expenses and other assets	$1,710
Reclassify spare parts from inventories to property and equipment, net	$8,168
Reclassify tradenames from other long-term assets to goodwill and tradenames	$80,645
Reclassify capital lease from accrued expenses and other liabilities to current portion of long-term debt	$2,492
Reclassify capital lease from other long-term liabilities to long-term debt	$7,418

(b)	Represents estimated sources and uses of funds as follows (in thousands):

Sources of Funds:
New Norwegian Debt	$1,730,000
Total sources	1,730,000
Uses of Funds:
Purchase of Prestige–cash portion	1,108,798
Refinancing of Prestige historical debt, including prepayment premium and accrued interest	744,683
Estimated debt issue costs–New Norwegian Debt	45,540
Estimated direct transaction fees and expenses	63,762
Total uses	1,962,783
Net use of historical cash	$(232,783)

(c)	The composition of the pro forma adjustments is as follows (in thousands):

	Prepaid Expenses and Other Assets	Other Long-Term Assets
Historical deferred financing fees(1)	$(11,735)	$(47,756)
New deferred financing fees(2)	21,425	24,115
Amortizable intangible assets(3)	—	175,000
Pro forma adjustment	$9,690	$151,359

(1)	Financing fees related to the historical Prestige debt extinguished upon the consummation of the Transactions.

(2)	Financing fees capitalized related to the New Norwegian Debt to be amortized in accordance with the term of the related debt, which is preliminarily expected to be 3 to 5 years.

(3)	Intangible assets consist of customer relationships and backlog, which are preliminarily expected to be amortized over 3 and 1 year(s), respectively. The actual adjustment may differ materially based on the final determination of fair value.

(d)	Primarily represents the estimated increase in the basis of the ships related to the preliminary valuation. The valuation of the ships considered the application of the market and cost approaches. The comparable sales method of the market approach is based on current market conditions and recent transactions of similar size vessels adjusted for the physical deterioration, and functional and economic obsolescence, if applicable. The cost approach recognizes that a prudent investor will pay no more for an asset than the cost to replace it new with an identical or similar unit of equal utility. The determination of the replacement cost is adjusted for physical deterioration, and functional and economic obsolescence, if applicable. Both methods were used in the estimation of the fair value of the ships and weighted on the relative appropriateness of each method given the specific facts and circumstances surrounding the ships including size, condition, current market conditions, comparison to other ships and other qualitative factors. The actual adjustment may differ materially based on the final determination of fair value.

(e)	Under the purchase method of accounting, the total estimated consideration will be allocated to Prestige’s tangible and intangible assets and liabilities based on the final determination of the estimated fair values as of the effective date of the acquisition. The preliminary adjustment is calculated as follows (in thousands):

As of September 30, 2014
Calculation of Consideration:
Purchase of Prestige–cash portion	$1,108,798
Purchase of Prestige–equity portion(1)	847,801
Contingent consideration	43,038
Total consideration	$1,999,637
Preliminary Allocation of Consideration:
Total consideration	$1,999,637
Prestige book value of net assets	(53,785)
Adjustments to net book values:
Property and equipment, net	(168,418)
Amortizable intangibles	(175,000)
Prepaid expenses and other assets–deferred financing/offering fees	11,735
Other long-term assets–deferred financing fees	47,756
Accrued expenses and other liabilities	46,304
Advance ticket sales	(48,079)
Due to Affiliate	(752,742)
Long-term debt	23,090
Other long-term liabilities	140,834
Adjustment to goodwill and tradenames	1,071,332
Less: adjustment to tradenames	(524,355)
Adjustment to goodwill	$546,977

(1)	The 20,296,880 Norwegian Ordinary Shares issued in the Share Issuance were valued at $41.77 per share, which is the closing share price of the Norwegian Ordinary Shares as of November 18, 2014. A $0.10 change in the share price will result in a $2.0 million change in consideration.

(f)	Represents the adjustment necessary to reflect the issuance of New Norwegian Debt and refinancing certain historical Prestige debt. The estimated net change in outstanding indebtedness results from the following (in thousands):

New Norwegian Debt	$1,730,000
Refinancing of historical Prestige debt:
Debt principal, net of discounts	(712,864)
Fair market value adjustment on assumed debt	23,090
Net change in debt	$1,040,226

The balance sheet classification is as follows:

Current portion of long-term debt	$55,903
Long-term debt	984,323
Net change in debt	$1,040,226

(g)	The composition of the pro forma adjustment is as follows (in thousands):

Accrued Expenses and Other Liabilities
Estimated assumed seller transaction fees	$23,840
Accrued estimated transaction fees(1)	(15,730)
Unfavorable contracts(2)	22,700
Other(3)	(8,200)
Pro forma adjustment	$22,610

(1)	Represents transaction fees accrued as of September 30, 2014 that are expected to be paid from the Financing Transactions.

(2)	Short-term component related to unfavorable agreements assumed in the Transactions.

(3)	Primarily relates to accrued interest paid at the consummation of the Transactions.

(h)	Represents the pro forma adjustment to decrease advance ticket sales to the amount representative of the combined company’s future performance obligation. The advance ticket sales were valued using a version of the Income Approach, known as the Build-Up Method, to estimate the cost necessary to fulfill the obligation, including an allowance for a reasonable profit on the fulfillment effort. These costs were based on an assumption that a certain portion of operating infrastructure would be necessary to fulfill these obligations. The costs were summed and a reasonable profit was added on the fulfillment effort. These adjusted costs were then discounted to present value using a discount rate commensurate of the liability.

(i)	The merger agreement required a pre-closing recapitalization of Prestige, wherein all outstanding Company Notes and Company Warrants (each as defined in the merger agreement) issued by Prestige were exchanged for newly-issued shares of Prestige common stock or shares of Class B common stock of Prestige prior to the consummation of the Transactions.

(j)	Represents (1) $43.0 million related to the contingent consideration payout, (2) $142.3 million related to the long-term portion of unfavorable contracts and (3) the reversal of a $1.4 million deferred tax liability that was not incurred by the combined company. The contingent consideration was valued using various projected 2015 revenue scenarios weighted by the likelihood of each scenario occurring. The probability weighted payout was then discounted at an appropriate discount rate commensurate for the risk of meeting the probabilistic cash flows.

(k)	The composition of the pro forma adjustments is as follows (in thousands):

	Ordinary Shares	Additional Paid-in Capital	Accumulated Other Comprehensive Income (Loss)	Retained Earnings (Deficit)	Treasury Shares	Non-controlling Interest	Total Shareholders’ Equity
Elimination of pre-merger Prestige equity balances	$(136)	$(309,212)	$61,575	$193,933	$55	$—	$(53,785)
Share Issuance(1)	20	847,781	—	—	—	—	847,801
Adjustment to non-controlling interest	—	(5,293)	—	—	—	5,293	—
Prestige historical debt prepayment premium	—	—	—	(23,854)	—	—	(23,854)
Estimated transaction fees	—	—	—	(48,033)	—	—	(48,033)
Pro forma adjustment	$(116)	$533,276	$61,575	$122,046	$55	$5,293	$722,129

(1)	The 20,296,880 Norwegian Ordinary Shares issued in the Share Issuance were valued at $41.77 per share, which is the closing share price of the Norwegian Ordinary Shares as of November 18, 2014. A $0.10 change in the share price will result in a $2.0 million change in consideration.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2014

(in thousands)

	NCLH (As Reported)	Prestige(a)	Pro Forma Adjustments		Pro Forma(b)
Revenue
Passenger ticket	$1,655,666	$859,185	$—	(c)	$2,514,851
Onboard and other	681,306	146,404	—		827,710
Total revenue	2,336,972	1,005,589	—		3,342,561
Cruise operating expense
Commissions, transportation and other	374,716	270,758	—		645,474
Onboard and other	172,780	39,659	—		212,439
Payroll and related	321,386	50,991	(17,025	)(d)	355,352
Fuel	236,753	80,802	—		317,555
Food	125,236	91,111	—		216,347
Other	197,133	113,189	3,276	(e)	313,598
Total cruise operating expense	1,428,004	646,510	(13,749)		2,060,765
Other operating expense
Marketing, general and administrative	263,584	151,198	(2,011	)(f)	412,771
Depreciation and amortization	188,885	68,605	12,036	(g)	269,526
Total other operating expense	452,469	219,803	10,025		682,297
Operating income	456,499	139,276	3,724		599,499
Non-operating income (expense)
Interest expense, net	(95,316)	(101,116)	33,152	(h)	(163,280)
Other income (expense)	3,305	(8,387)	—		(5,082)
Total non-operating income (expense)	(92,011)	(109,503)	33,152		(168,362)
Net income before income taxes	364,488	29,773	36,876		431,137
Income tax benefit (expense)	3,761	(426)	(258	)(i)	3,077
Net income	368,249	29,347	36,618		434,214
Net income attributable to non-controlling interest	4,288	—	724	(j)	5,012
Net income attributable to Norwegian Cruise Line Holdings Ltd.	$363,961	$29,347	$35,894		$429,202
Weighted-average shares outstanding
Basic	204,444,469		20,296,880	(k)	224,741,349
Diluted	209,992,647		20,296,880	(k)	230,289,527
Earnings per share
Basic	$1.78			(k)	$1.91
Diluted	$1.75			(k)	$1.89

See accompanying notes to unaudited pro forma condensed consolidated statements of operations.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2013

(in thousands)

	NCLH (As Reported)	Prestige(a)	Pro Forma Adjustments		Pro Forma(b)
Revenue
Passenger ticket	$1,815,869	$1,001,610	$—	(c)	$2,817,479
Onboard and other	754,425	181,726	—		936,151
Total revenue	2,570,294	1,183,336	—		3,753,630
Cruise operating expense
Commissions, transportation and other	455,816	323,841	—		779,657
Onboard and other	195,526	43,518	—		239,044
Payroll and related	340,430	62,544	(22,700	)(d)	380,274
Fuel	303,439	101,690	—		405,129
Food	136,785	115,409	—		252,194
Other	225,663	114,332	801	(e)	340,796
Total cruise operating expense	1,657,659	761,334	(21,899)		2,397,094
Other operating expense
Marketing, general and administrative	301,155	174,866	512	(f)	476,533
Depreciation and amortization	215,593	83,975	87,481	(g)	387,049
Total other operating expense	516,748	258,841	87,993		863,582
Operating income	395,887	163,161	(66,094)		492,954
Non-operating income (expense)
Interest expense, net	(282,602)	(141,094)	49,160	(h)	(374,536)
Other income	1,403	13,209	—		14,612
Total non-operating income (expense)	(281,199)	(127,885)	49,160		(359,924)
Net income (loss) before income taxes	114,688	35,276	(16,934)		133,030
Income tax benefit (expense)	(11,802)	246	119	(i)	(11,437)
Net income (loss)	102,886	35,522	(16,815)		121,593
Net income (loss) attributable to non-controlling interest	1,172	—	205	(j)	1,377
Net income (loss) attributable to Norwegian Cruise Line Holdings Ltd.	$101,714	$35,522	$(17,020)		$120,216
Weighted-average shares outstanding
Basic	202,993,839		20,296,880	(k)	223,290,719
Diluted	209,239,484		20,296,880	(k)	229,536,364
Earnings per share
Basic	$0.50			(k)	$0.54
Diluted	$0.49			(k)	$0.53

See accompanying notes to unaudited pro forma condensed consolidated statements of operations.

Notes to Unaudited Pro Forma Condensed Consolidated Statements of Operations

(a)	Certain reclassifications have been made to the historical financial statements of Prestige to conform to NCLH’s presentation.

The following material reclassification adjustments have been made to the Prestige historical financial statements (in thousands):

Reclassifications to Prestige Historical Financial Statements	Nine Months Ended September 30, 2014	Year Ended December 31, 2013
Reclassify charter revenue to onboard and other revenue	$5,840	$18,779
Reclassify the food component of payroll, related and food expense to food expense	$91,111	$115,409
Reclassify other ship operating expense to other expense	$82,323	$98,062
Reclassify loss on asset disposal from other expense to depreciation and amortization	$909	$146

(b)	The preliminary unaudited pro forma condensed consolidated statements of operations do not reflect an additional $71.9 million for estimated transaction costs, which consists of $23.9 million of estimated assumed seller transaction fees and $48.0 million in estimated transaction fees of NCLH, as these charges are not expected to have a continuing impact on the results of operations of the combined company. The pro forma financial statements do include $24.8 million of transaction fees that have been paid or accrued through September 30, 2014. Additionally, the preliminary unaudited pro forma condensed consolidated statements of operations do not reflect up to approximately $27.1 million of contingent payments that may be paid related to certain employment contracts.

(c)	The preliminary unaudited pro forma statements of operations do not adjust, in arriving at pro forma results, the impact of the advance ticket sales adjustment to record unearned revenue at fair value in purchase accounting, which is considered non-recurring as the period affected is within twelve months of the transaction date.

(d)	Represents an adjustment to reflect amortization of unfavorable contracts.

(e)	Represents an adjustment to direct expense for certain spare parts that historically have been capitalized by Prestige, but would have been expensed pursuant to NCLH’s accounting policies.

(f)	The composition of the pro forma adjustments is as follows (in thousands):

	Nine Months Ended September 30, 2014	Year Ended December 31, 2013
Service fee(1)	$(656)	$(875)
Third-party fees(2)	(2,052)	(1,079)
Non-cash stock compensation expense(3)	697	2,466
Pro forma adjustment	$(2,011)	$512

(1)	Fees paid for services provided by a related party, which were cancelled upon consummation of the Transactions.

(2)	Legal fees and other fees in connection with prior registration statements and other administrative services which will not impact the combined company.

(3)	Estimated compensation expense for new NCLH share options partially offset by reversal of Prestige historical compensation expense related to stock options that vested upon the consummation of the Transactions.

(g)	A summary of the pro forma adjustments to depreciation and amortization are as follows (in thousands, except useful lives):

	Estimated Fair Value	Historical Book Value	Stepped-up Basis	Estimated Useful Life (years)	Nine Months Ended September 30, 2014	Year Ended December 31, 2013
Depreciable assets:
Ships	$2,192,890	$2,025,405	$167,485	24–30	$49,337	$65,783
Other property and equipment	28,809	27,876	933	3–12	2,895	3,860
Total depreciable assets	$2,221,699	$2,053,281	$168,418		$52,232	$69,643
Amortizable intangible assets:
Customer relationships	$110,000	$—	$110,000	3	$27,500	$36,667
Backlog	65,000	—	65,000	1	—	65,000
Total amortizable intangible assets	$175,000	$—	$175,000		$27,500	$101,667
Total pro forma depreciation and amortization					$79,732	$171,310
Elimination of historical depreciation and amortization					(67,696)	(83,829)
Pro forma depreciation and amortization adjustment					$12,036	$87,481

The allocation of purchase price presented herein is based on a preliminary valuation. The actual adjustment may differ materially based on the final determination of fair value. A change of 10% of the preliminary fair value of the ships would result in a change of $6.6 million in annual depreciation expense.

(h)	Represents the pro forma interest expense, net adjustment to reflect the new debt structure. This adjustment is preliminary. The actual adjustment may differ materially based on the final determination of fair value. The composition of the pro forma adjustments for interest expense, net is as follows (in thousands):

	Nine Months Ended September 30, 2014	Year Ended December 31, 2013
Interest expense on New Norwegian Debt(1)	$(49,625)	$(67,059)
Amortization of fair value adjustment(2)	114	152
Amortization of deferred financing fees(3)	(5,534)	(7,379)
Less: Prestige historical interest expense(4)	88,197	123,446
Pro forma interest expense, net adjustment	$33,152	$49,160

(1)	Represents $1,730 million of New Norwegian Debt, which is comprised of $1,050 million of variable rate term loans and $680 million of 5.25% notes. The variable rate portion of the New Norwegian Debt has an estimated weighted-average interest rate of 3.0% per annum. The impact of a 0.125% change in LIBOR on the variable portion of the New Norwegian Debt would affect annual interest expense by approximately $1.3 million.

(2)	Represents the amortization of the debt premium on the assumed debt facilities.

(3)	Represents the amortization of deferred financing fees related to the issuance of the New Norwegian Debt.

(4)	Represents historical interest expense related to the refinanced Prestige facilities and the outstanding Company Notes and Company Warrants (each as defined in the merger agreement).

(i)	The pro forma condensed consolidated income tax provision has been adjusted for the expected tax impact of the pro forma adjustments at Prestige’s historical implied effective rate of 0.7% for the periods presented. A 1% change in the effective tax rate would result in a change in the tax expense or benefit of $0.4 million and $0.2 million for the nine months ended September 30, 2014 and year ended December 31, 2013, respectively. The effective tax rate of the combined company could be significantly different depending on post-acquisition activities.

(j)	Represents the adjustment for the Share Issuance and the pro forma net income.

(k)	The pro forma earnings per share calculation is as follows (in thousands, except share and per share data):

	Nine Months
	Ended	Year Ended
	September 30, 2014	December 31, 2013
Pro forma net income	$434,214	$121,593
Pro forma non-controlling interest	5,012	1,377
Pro forma net income attributable to Norwegian Cruise Line Holdings Ltd.	$429,202	$20,215

Weighted-average shares outstanding:
Basic:
Norwegian – as reported	204,444,469	202,993,839
Shares issued as consideration to Prestige shareholders (1)	20,296,880	20,296,880
Basic – pro forma	224,741,349	223,290,719

Diluted:
Norwegian – as reported	209,992,647	209,239,484
Shares issued as consideration to Prestige shareholders (1)	20,296,880	20,296,880
Diluted – pro forma	230,289,527	229,536,364

Pro forma earnings per share:
Basic	$1.91	$0.54
Diluted	$1.89	$0.53

(1) Based upon the terms of the merger agreement.